Exhibit 99.2

SUNOCO

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by {cut-off time}, Eastern U.S. Time, on {cut-off date}.

Vote by Internet

- Log on to the Internet and go to {voting url}
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals (1), (2), and (3).

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of April 29, 2012, as amended by Amendment No. 1 thereto, dated as of June 15, 2012 (as it may be further amended from time to time, the "Merger Agreement"), by and among Sunoco, Inc. ("Sunoco"), Energy Transfer Partners, L.P. ("ETP"), Energy Transfer Partners GP, L.P., Sam Acquisition Corporation, and, for limited purposes set forth therein, Energy Transfer Equity, L.P., pursuant to which, among other things, Sam Acquisition Corporation will be merged with and into Sunoco with Sunoco surviving the merger as a subsidiary of ETP, and the transactions contemplated thereby (the "Merger").	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, specified compensation that may be received by Sunoco's named executive officers in connection with the Merger.	☐	☐	☐
3. To approve any adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Please check ONLY if you plan to attend the Special Meeting. Admission tickets are required and will be mailed to you. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — Sunoco, Inc.

1818 Market Street

Suite 1500

Philadelphia, PA 19103

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNOCO, INC. FOR THE SPECIAL MEETING

OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

Michael J. Colavita and Stacy L. Fox, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Sunoco, Inc. to be held on {meeting date} at {meeting time} at {place}, {address} or at any adjournment or postponement thereof upon the matters described in the accompanying Notice of Special Meeting of Shareholders and proxy statement/prospectus, dated {mail date}, and upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS. The proxy statement/prospectus is available at {hosting url}.

Revocation of Proxy: You may revoke your proxy by attending the Special Meeting and voting in person at the Special Meeting. You may also revoke your proxy at any time before it is voted by giving written notice of revocation to Sunoco, Inc., Attention: Corporate Secretary, 1818 Market Street, Suite 1500, Philadelphia, PA 19103 at or before the Special Meeting or by completing, signing and dating another proxy card and returning it by mail in time to be received before the Special Meeting or by submitting a later dated proxy by telephone or internet.

(Items to be voted appear on reverse side.)

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.